Exhibit 3.1

Amendment No. 2

TO THE BY-LAWS

of

MOOG INC.

The By-Laws of Moog Inc. are hereby amended, effective as of May 8, 2018, to delete the contents of Article III and reserve Article III for future use as follows:

ARTICLE III

[RESERVED]